INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “Agreement”) is entered into in ShenZhen on February 08, 2007 between the following two parties:

The Assignor: ShenZhen JingWei Communication Co., Ltd.(深圳经纬通信技术有限公司)
Registration Address: Tianxiang Building Block A 13th, Tian An Cyber Park, Futian District, Shenzhen, China

The Assignee: JingWei HengTong Technology (ShenZhen)  Co., Ltd. (经纬恒通科技（深圳）有限公司 )
Registration Address: Room 1605 B,Tianan Hi-tech Plaza Tower A,Tian An Cyber Park,Futian District,Shenzhen,China

WHEREAS:

1.  the Assignor, a limited liability company duly incorporated and validly existing under the PRC law, Owns some Intellectual Property, including but not limited to Trademark, the Ownership of Consumer Data Base, Software Copyright and License, which is defined in Appendix 1 of this Agreement (the “intellectual property”).

2.  the Assignee, a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (the ”PRC”).

3.  the Assignor agrees to assign the Intellectual Property to the Assignee and the Assignee agrees to accept the assignment of the Intellectual Property.

NOW, THEREFORE, the parties hereto agree as follows:

1.  Transfer of Intellectual Property

The Assignor agrees to change the registered owner of the Intellectual Property into the Assignee and the Assignee agrees to accept the change of the registered owner of the Intellectual Property. The Assignee shall pay the Assignor an amount of RMB1000 for the Intellectual Property transferred hereunder.

2.  Registration Fees

The registration for the change of the registered owner of the Intellectual Property shall be undertaken by the Assignor and the Assignor shall bear the registration fees incurred hereby.

3.  Representations and Warranties

3.1  The Assignor hereby represents and warrants as follows:

Intellectual Property Assignment Agreement

3.1.1  the Assignor is a limited liability company duly registered and validly existing under the laws of the PRC.

3.1.2  the Assignor has the exclusive ownership of the Intellectual Property and no rights or equity of any third party are prejudiced due to the use of the Intellectual Property. There is no litigation or any other dispute arising from or relating to the Intellectual Property.

3.1.3  the Assignor, subject to its business scope and corporate power, has taken necessary steps and obtained full authority and all consents and approvals of any other third party and government agency necessary to execute and perform this Agreement, which shall not conflict with any enforceable and effective laws or contracts.

3.1.4  once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignor enforceable against it in accordance with its terms upon its execution.

3.1.5  the Assignor will not engage in any action that will be of detriment to the validity of the Intellectual Property after the completion of the assignment.

3.2  The Assignee hereby represents and warrants as follows:

3.2.1  The Assignee is a company duly registered and validly existing under the laws of the PRC.

3.2.2  The Assignee, subject to its business scope and corporate power, has taken necessary steps and obtained full authority and all consents and approvals of any other third party and governmental agency necessary to execute and perform this Agreement, which shall not conflict with any enforceable and effective laws or contracts.

3.2.3  Once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignee enforceable against it in accordance with its terms upon its execution.

4.  Effective Date and Term

This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall be effective simultaneously.

5.  Settlement of Disputes

The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation within 30 days after one party asks for consultation. In case no settlement can be reached through consultation, each party can submit such matter to the China International Economic and Trade Arbitration Commission (the CIETAC). The arbitration shall follow the then current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

Intellectual Property Assignment Agreement

6.  Applicable Law

The validity, interpretation and implementation of this Agreement shall be governed by the laws of the PRC.

7.  Amendment and Supplement

Any amendment and supplement of this Agreement shall be effective only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

8.  Severability

Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

9.  Appendices

The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

10.  Others

This Agreement is executed in English in two copies.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

Intellectual Property Assignment Agreement
By:
The Assignor: ShenZhen JingWei Communication Co., Ltd.
Authorized Representative:

Seal:

By:
The Assignee: JingWei HengTong Technology (ShenZhen)  Co., Ltd.
Authorized Representative:

Seal:

Intellectual Property Assignment Agreement

Appendix 1

List of Intellectual property

Item	Certificate Name	Certificate number	Issue date
1	Product Registration Certificate (Operation analysisV1.0) (经篛分析炑件V1.0)	深 DGY - 2003 - 0164	2003.3.6
2	Product Registration Certificate (NGNbilling and operationV2.1) (NGN综合篛帐和瑟狇炑件V2.1)	深 DGY - 2005 - 0030	2005.1.27
3	Product Registration Certificate (YL-2000Telecom operation billingV3.X) (宇恧YL-2000电信业务瑟狇帐务系统V3.X)	深 DGY - 2001 - 0177	2001.6.15
4	Product Registration Certificate (YLDC-2000multiserver data collectionV2.10) (YLDC-2000羬机渹椺炑件V2.10)	深 DGY - 2003 - 0163	2003.3.6
5	Product Registration Certificate (YL-2001major account managementV2.0) (YL-2001大客户管理炑件V2.0)	深 DGY - 2003 - 0105	2003.3.6
6	Product Registration Certificate (Data ware housingV1.0) (新宇恧炑件数据仓库炑件V1.0)	深 DGY - 2006 - 0780	2006.3.16
7	Product Registration Certificate (GT800-OBSSoperationV3.0) (新宇恧GT800-OBSS篛帐炑件V3.0)	深 DGY - 2006 - 0363	2006.4.29
8	software ownership certificate (NGNopeation and billingV2.1) (NGN综合篛帐和瑟狇炑件V2.1)	2005SR02400	2005.03.03
9	software ownership certificate (telecom operation strategic analysisV1.0) (电信决策支持系统V1.0)	2004SR03050	2004.04.08

List of Consumer Data Acquisition and Management Contracts

	Contract	Contract Partner
1	Consumer Data Acquisition and Management Contract	ShenZhen HongTian Hi-Tech Development Co, Ltd 深圳市宏天攨科技发展有榰公司
2	Consumer Data Acquisition and Management Contract	ShenZhen Doubi Digital Tech Co, Ltd 深圳市多比数码技术有榰公司
3	Consumer Data Acquisition and Management Contract	GuangDong FengDa Hi-Tech Co, Ltd 广东丰灂攨科技有榰公司

Intellectual Property Assignment Agreement